SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                               FORM 8-K

                            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  January 12, 2005


                 GENERAL EMPLOYMENT ENTERPRISES, INC.
         (Exact name of registrant as specified in its charter)

           Illinois                1-05707             36-6097429
(State or other jurisdiction     (Commission        (I.R.S. Employer
        of incorporation)        File Number)    Identification Number)

   One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois      60181
       (Address of principal executive offices)              (Zip Code)

 Registrant's telephone number, including area code:  (630) 954-0400




Item 2.03, Creation of a Direct Financial Obligation or an
Obligation Under an Off-balance Sheet Arrangement of a
Registrant.

As of January 12, 2005, the Company entered into an amendment of the lease agreement that covers office space for its corporate headquarters in Oakbrook Terrace, Illinois. Under the terms of the amendment, the Company will lease approximately 8,200 square feet beginning in February 2005. The amended lease expires in 2015, and may be cancelled by the Company in 2012 under certain conditions. The previous lease covered approximately 12,900 square feet and was scheduled to expire in January 2006.
The amended agreement provides for monthly payments of base rent plus a share of building operating expenses. Minimum payments during the non-cancelable term of the lease total approximately $1,600,000.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                 GENERAL EMPLOYMENT ENTERPRISES, INC.
                            (Registrant)

Date:  January 14, 2005            By: /s/ Kent M. Yauch
                                   Kent M. Yauch
                                   Vice President, Chief Financial
                                   Officer and Treasurer